Exhibit 99.1

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC ENTERTAINMENT HOLDINGS, INC. ANNOUNCES THE SIGNING OF A DEFINITIVE AGREEMENT TO SELL ITS BALTIC REGION THEATRE LOCATIONS FOR APPROXIMATELY $77 MILLION

UP Invest, the owner of a Baltics cinema group, will acquire all nine AMC theatre locations in Latvia, Lithuania, and Estonia

The $77 million cash purchase price represents a 9.3x multiple of anticipated 2020 EBITDA* before the onset of COVID-19

The sale price reflects an attractive valuation for these theatres and both enhances liquidity and lowers net debt by $77 million

Leawood, Kan. (August 31, 2020) – AMC Entertainment Holdings, Inc. (NYSE:AMC), today announced that it has signed a definitive agreement to sell nine theatre locations in the Baltic region (Latvia, Lithuania, and Estonia) for €65 million which equates to approximately $77 million.

“This transaction marks yet another bold and decisive action taken, on the heels of our capital raising in April and debt restructuring and capital raising in July, to bolster our liquidity and strengthen our balance sheet at a transaction multiple that underscores the inherent value of our theatre portfolio and resilience of our business,” said Adam Aron, CEO and President of AMC. “We continue to be encouraged by attendance levels at theatres that have reopened in Europe, where essentially all theatres are open, and in the U.S., where almost 300 theatres are currently open for business. Growing consumer confidence in our cleaning and safety protocols continue to generate increased attendance and food and beverage spend, and we look forward to offering a full slate of new and entertaining film product to further drive attendance over the remainder of 2020.”

The agreement calls for AMC to receive approximately half of the sale proceeds on signing and the balance upon closing in each country after antitrust resolution in the coming months.

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com. We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit www.investor.amctheatres.com to sign up for email alerts.

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the United States, the largest in Europe and the largest throughout the world with approximately 1,000 theatres and 11,000 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its Signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty and subscription programs, web site and mobile apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. AMC operates among the most productive theatres in the United States' top markets, having the #1 or #2 market share positions in 21 of the 25 largest metropolitan areas of the United States. AMC is also #1 or #2 in market share in 9 of the 12 countries it serves in North America, Europe and the Middle East. For more information, visit www.amctheatres.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. In many cases, these forward-looking statements may be identified by the use of words such as “will,” “may,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Examples of forward-looking statements include statements we make regarding the impact of COVID-19 and our liquidity. Any forward-looking statement speaks only as of the date on which it is made. These forward-looking statements may include, among other things, statements related to AMC’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, and the impact to its business and financial condition of, and measures being taken in response to, the COVID-19 virus, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: the impact of the COVID-19 virus on AMC, the motion picture exhibition industry, and the economy in general, including AMC’s response to the COVID-19 virus related to suspension of operations at theatres, personnel reductions and other cost-cutting measures and measures to maintain necessary liquidity and increases in expenses relating to precautionary measures at AMC’s facilities to protect the health and well-being of AMC’s customers and employees; the general volatility of the capital markets and the market price of AMC’s Class A common stock; motion picture production and performance; AMC’s lack of control over distributors of films; increased use of alternative film delivery methods or other forms of entertainment; general and international economic, political, regulatory and other risks, including risks related to the United Kingdom’s exit from the European Union or widespread health emergencies, or other pandemics or epidemics; risks and uncertainties relating to AMC’s significant indebtedness, including AMC’s borrowing capacity under its revolving credit agreement; AMC’s ability to execute cost cutting and revenue enhancement initiatives as previously disclosed and in connection with response to COVID-19; limitations on the availability of capital; AMC’s ability to refinance its indebtedness on favorable terms; availability of financing upon favorable terms or at all; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in the Company’s Form 10-Q for the quarter ended March 31, 2020 filed with the SEC, the section entitled “Risk Factors” in AMC’s Form 10-K for the year ended December 31, 2019 filed with the SEC, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

* The anticipated 2020 EBITDA was based on management’s projections and internal assumptions, which were made before the 2020 fiscal year, and does not take into account suspension of operations caused by the COVID-19 pandemic. Management does not believe such 2020 EBITDA projections will be achieved. It does not reflect any current projections, estimates, or assumptions either of actual financial results or of any projected financial results that take into account the current operating environment or current management views of resumption of operations, other events as consequence of the COVID-19 pandemic, or any other matters related thereto. EBITDA is a non-GAAP financial measure. The anticipated 2020 EBITDA is a prospective measure that cannot be reconciled to a directly comparable financial measure calculated and presented in accordance with GAAP, as unreasonable effort would be required to do so.

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